Exhibit 99.1

DHB Capital Corp. Announces Closing of Over-Allotment Option

in Connection with its Initial Public Offering

New York, NY, March 18, 2021 /PRNewswire/ -- DHB Capital Corp. (Nasdaq: DHBCU) (the “Company”) announced that the closing of the issuance of an additional 3,750,000 units pursuant to the full exercise of the underwriters’ over-allotment option in connection with the Company’s initial public offering occurred yesterday, March 17, 2021. The additional units were sold at the initial offering price of $10.00 per unit, resulting in additional gross proceeds of $37,500,000 and bringing the total gross proceeds of the initial public offering to $287,500,000.

The Company’s units began trading on the Nasdaq Stock Market under the ticker symbol “DHBCU” on Tuesday, March 2, 2021. Each unit consists of one share of the Company’s Class A common stock and one-third of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one share of the Company’s Class A common stock at a price of $11.50 per share. Once the securities comprising the units begin separate trading, the Class A common stock and warrants are expected to be listed on the Nasdaq Stock Market under the symbols “DHBC” and “DHBCW,” respectively.

The Company is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an initial business combination target in any industry, it currently intends to concentrate its efforts in identifying businesses in the financial and business services industry, with a focus on differentiated financial services and financial services-adjacent platforms. The Company is led by Richard M. DeMartini, Co-Executive Chairman, Robert J. Hurst, Co-Executive Chairman, and Alex Binderow, Chief Executive Officer, President and Director.

BofA Securities and RBC Capital Markets, LLC acted as joint book-running managers.

Of the proceeds received from the consummation of the initial public offering (as well as the exercise of the option to purchase additional units) and related private placements of warrants, $287,500,000 (or $10.00 per unit sold in the public offering) was placed in trust.

The offering was made only by means of a prospectus. Copies of the prospectus may be obtained from BofA Securities, Attention: Prospectus Department, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte, NC 28255-0001, or by emailing dg.prospectus_requests@bofa.com; or RBC Capital Markets, LLC, Attn: RBC Capital Markets, LLC, Attn: Equity Syndicate, 200 Vesey Street, 8th Floor, New York, New York 10821, telephone: (877) 822-4089 or email: equityprospectus@rbccm.com.

A registration statement relating to the securities sold in the initial public offering has been filed with, and declared effective by, the Securities and Exchange Commission (“SEC”) on Monday, March 1, 2021. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The securities sold in the private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of such Act and applicable state securities laws.

Cautionary Note Concerning Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and the anticipated use of the net proceeds thereof. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Alex Binderow

Chief Executive Officer and President

DHB Capital Corp.

Tel: (646) 450-5664

Email: abinderow@dhbcap.com